Exhibit 99.1

Kelly Reports
Third-Quarter 2024 Earnings

•Following the sale of European staffing operations, Q3 revenue down 7.1% year-over-year; nearly flat on an organic basis
•Q3 operating earnings of $2.6 million; $11.7 million on an adjusted basis, down 24.5%
•Q3 adjusted EBITDA margin increased 20 basis points to 2.5%
•Company expects sale of European staffing operations, acquisition of Motion Recruitment Partners, LLC ("MRP"), ongoing transformation actions to contribute to continued year-over-year EBITDA margin expansion in Q4 2024

TROY, Mich. (November 7, 2024) – Kelly (Nasdaq: KELYA, KELYB), a leading specialty talent solutions provider, today announced results for the third quarter of 2024.

Peter Quigley, president and chief executive officer, announced revenue for the third quarter of 2024 totaled $1.04 billion, a 7.1% decrease compared to the corresponding quarter of 2023 resulting primarily from the sale of the company’s European staffing operations on January 2, 2024, partially offset by the May 2024 acquisition of MRP. Excluding the impact of the sale of the European staffing operations and the recent acquisition of MRP, revenue was down 0.2% on an organic basis, reflecting a stabilization of year-over-year revenues for the second consecutive quarter despite the continued impact of customers’ more guarded approach to hiring, initiating new projects, and backfilling open roles. MRP revenue added 11.2% to reported Q3 year-over-year revenue growth.

Kelly reported operating earnings in the third quarter of 2024 of $2.6 million, compared to earnings of $0.1 million reported in the third quarter of 2023. Adjusted earnings were $11.7 million in the third quarter of 2024. The $9.1 million increase from reported earnings includes costs related to MRP integration and further aligning processes and technology across the Company, as well as charges related to the acquisition of MRP and the sale of our European staffing operations. The acquisition of MRP added $2.0 million of earnings from operations in the third quarter of 2024. Adjusted earnings in the third quarter of 2023 were $15.5 million. The $15.4 million increase from reported earnings included transformation-related charges. The European staffing operations produced $0.8 million of earnings from operations on an adjusted basis in the third quarter of 2023.

Earnings per share in the third quarter of 2024 were $0.02 compared to earnings per share of $0.18 in the third quarter of 2023. Included in earnings per share in the third quarter of 2024 are costs related to MRP integration and further aligning processes and technology across the Company as well as charges related to the acquisition of MRP and the sale of our European staffing operations, net of tax, of $0.18. Included in the earnings per share in the third quarter of 2023 were $0.32 per share of transformation-related restructuring charges, net of tax. On an adjusted basis, earnings per share were $0.21 in the third quarter of 2024 compared to $0.50 per share in the corresponding quarter of 2023.

“In the third quarter, we remained focused on what we can control as uncertain macroeconomic market conditions persisted, and once again delivered stable year-over-year organic revenue that outpaced the market,” said Quigley. “Contributing to this trend is continued double-digit revenue growth in Education, our ongoing expansion into the market for higher-margin outcome-based solutions in SETT and P&I, and sequential stability in MSP and RPO revenue in OCG. We expect to build on our momentum as we close the year, propelled by our growth and efficiency initiatives which are positioning Kelly to capitalize when staffing demand rebounds and continue delivering above-market performance.”

Kelly also reported that on November 5, its board of directors declared a dividend of $0.075 per share. The dividend is payable on December 4, 2024, to stockholders of record as of the close of business on November 20, 2024.

In conjunction with its third-quarter earnings release, Kelly has published a financial presentation on the Investor Relations page of its public website and will host a conference call at 9 a.m. ET on November 7 to review the results and answer questions. The call may be accessed in one of the following ways:

Via the Internet:
Kellyservices.com

Via the telephone
(877) 692-8955 (toll free) or (234) 720-6979 (caller paid)
Enter access code 5728672
After the prompt, please enter “#”

A recording of the conference call will be available after 1:30 p.m. ET on November 7, 2024, at (866) 207-1041 (toll-free) and (402) 970-0847 (caller-paid). The access code is 9480328#. The recording will also be available at kellyservices.com during this period.

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Kelly’s financial expectations, are forward-looking statements. Factors that could cause actual results to differ materially from those contained in this release include, but are not limited to, (i) changing market and economic conditions, (ii) disruption in the labor market and weakened demand for human capital resulting from technological advances, loss of large corporate customers and government contractor requirements, (iii) the impact of laws and regulations (including federal, state and international tax laws), (iv) unexpected changes in claim trends on workers’ compensation, unemployment, disability and medical benefit plans, (v) litigation and other legal liabilities (including tax liabilities) in excess of our estimates, (vi) our ability to achieve our business’s anticipated growth strategies, (vii) our future business development, results of operations and financial condition, (viii) damage to our brands, (ix) dependency on third parties for the execution of critical functions, (x) conducting business in foreign countries, including foreign currency fluctuations, (xi) availability of temporary workers with appropriate skills required by customers, (xii) cyberattacks or other breaches of network or information technology security, and (xiii) other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. All information provided in this press release is as of the date of this press release and we undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

About Kelly®

Kelly Services, Inc. (Nasdaq: KELYA, KELYB) helps companies recruit and manage skilled workers and helps job seekers find great work. Since inventing the staffing industry in 1946, we have become experts in the many industries and local and global markets we serve. With a network of suppliers and partners around the world, we connect more than 500,000 people with work every year. Our suite of outsourcing and consulting services ensures companies have the people they need, when and where they are needed most. Headquartered in Troy, Michigan, we empower businesses and individuals to access limitless opportunities in industries such as science, engineering, technology, education, manufacturing, retail, finance, and energy. Revenue in 2023 was $4.8 billion. Learn more at kellyservices.com.

KLYA-FIN

# # #

ANALYST & MEDIA CONTACT:
Scott Thomas
(248) 251-7264
scott.thomas@kellyservices.com

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 13 WEEKS ENDED SEPTEMBER 29, 2024 AND OCTOBER 1, 2023
(UNAUDITED)
(In millions of dollars except per share data)
					%	CC %
	2024	2023	Change		Change	Change

Revenue from services	$1,038.1	$1,118.0	$(79.9)		$(7.1)%	(7.0)%

Cost of services	816.4	889.5	(73.1)		(8.2)

Gross profit	221.7	228.5	(6.8)		(3.0)	(2.9)

Selling, general and administrative expenses	219.0	228.4	(9.4)		(4.1)	(4.0)

Loss on sale of assets	0.1	—	0.1		NM

Earnings from operations	2.6	0.1	2.5		NM

Other income (expense), net	(4.4)	1.6	(6.0)		(375.9)

Earnings (loss) before taxes	(1.8)	1.7	(3.5)		NM

Income tax expense (benefit)	(2.6)	(4.9)	2.3		46.5

Net earnings	$0.8	$6.6	$(5.8)		(88.4)

Basic earnings per share	$0.02	$0.18	$(0.16)		(88.9)
Diluted earnings per share	$0.02	$0.18	$(0.16)		(88.9)

STATISTICS:

Permanent placement revenue (included in revenue from services)	$13.5	$14.6	$(1.1)		(7.4)%	(7.1)%

Gross profit rate	21.4%	20.4%	1.0	pts.

Adjusted EBITDA	$26.2	$25.5	$0.7
Adjusted EBITDA margin	2.5%	2.3%	0.2	pts.

Effective income tax rate	140.8%	(299.3)%	440.1	pts.

Average number of shares outstanding (millions):
Basic	35.6	35.4
Diluted	36.0	35.8

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 39 WEEKS ENDED SEPTEMBER 29, 2024 AND OCTOBER 1, 2023
(UNAUDITED)
(In millions of dollars except per share data)
					%	CC %
	2024	2023	Change		Change	Change

Revenue from services	$3,140.7	$3,603.5	$(462.8)		(12.8)%	(12.8)%

Cost of services	2,499.6	2,880.3	(380.7)		(13.2)

Gross profit	641.1	723.2	(82.1)		(11.4)	(11.3)

Selling, general and administrative expenses	601.0	703.8	(102.8)		(14.6)	(14.6)

Asset impairment charge	5.5	2.4	3.1		124.1

Gain on sale of EMEA staffing operations	(1.6)	—	(1.6)		NM

Gain on sale of assets	(5.4)	—	(5.4)		NM

Earnings from operations	41.6	17.0	24.6		144.5

Gain on forward contract	1.2	—	1.2		NM

Other income (expense), net	(9.1)	3.0	(12.1)		(405.5)

Earnings before taxes	33.7	20.0	13.7		68.3

Income tax expense (benefit)	2.5	(5.0)	7.5		149.4

Net earnings	$31.2	$25.0	$6.2		24.6

Basic earnings per share	$0.86	$0.68	$0.18		26.5
Diluted earnings per share	$0.85	$0.67	$0.18		26.9

STATISTICS:

Permanent placement revenue (included in revenue from services)	$32.2	$47.8	$(15.6)		(32.6)%	(32.6)%

Gross profit rate	20.4%	20.1%	0.3	pts.

Adjusted EBITDA	$100.0	$76.9	$23.1
Adjusted EBITDA margin	3.2%	2.1%	1.1	pts.

Effective income tax rate	7.4%	(25.1)%	32.5	pts.

Average number of shares outstanding (millions):
Basic	35.5	36.2
Diluted	35.9	36.5

KELLY SERVICES, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)
(In millions of dollars)
We utilize business unit profit (loss) to evaluate the performance of our segments. Business unit profit (loss) and SG&A expenses as presented in the segment information table below do not include depreciation and amortization expenses.
	Third Quarter

			%		CC %
	2024	2023	Change		Change
Professional & Industrial
Revenue from services	$370.4	$378.0	(2.0)%		(1.5)%
Gross profit	66.5	69.1	(3.8)		(3.2)
SG&A expenses excluding restructuring charges	56.3	59.4	(5.2)		(4.7)
Restructuring charges	—	4.0	(100.0)		(100.0)
Total SG&A expenses	56.3	63.4	(11.2)		(10.7)
Business unit profit (loss)	10.2	5.7	78.4
Business unit profit (loss) excluding restructuring charges	10.2	9.7	4.7

Gross profit rate	17.9%	18.3%	(0.4)	pts.

Science, Engineering & Technology
Revenue from services	$405.2	$295.7	37.1%		37.1%
Gross profit	99.1	68.0	45.5		45.4
Total SG&A expenses	74.1	47.3	56.6		56.7
Business unit profit (loss)	25.0	20.7	20.3

Gross profit rate	24.4%	23.0%	1.4	pts.

Education
Revenue from services	$142.1	$128.1	10.9%		10.9%
Gross profit	19.7	19.8	(0.2)		(0.2)
Total SG&A expenses	23.0	22.3	3.3		3.3
Business unit profit (loss)	(3.3)	(2.5)	(30.7)

Gross profit rate	13.9%	15.5%	(1.6)	pts.

Outsourcing & Consulting
Revenue from services	$121.0	$114.1	6.0%		5.7%
Gross profit	36.4	41.5	(12.2)		(12.6)
SG&A expenses excluding restructuring charges	34.2	38.2	(10.5)		(10.8)
Restructuring charges	(0.1)	1.8	(106.5)		(106.5)
Total SG&A expenses	34.1	40.0	(14.8)		(15.1)
Business unit profit (loss)	2.3	1.5	58.4
Business unit profit (loss) excluding restructuring charges	2.2	3.3	(31.7)

Gross profit rate	30.1%	36.4%	(6.3)	pts.

International
Revenue from services	$—	$203.0	(100.0)%		(100.0)%
Gross profit	—	30.1	(100.0)		(100.0)
Total SG&A expenses	—	28.7	(100.0)		(100.0)
Business unit profit (loss)	—	1.4	(100.0)

Gross profit rate	—%	14.8%	(14.8)	pts.

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(In millions of dollars)
We utilize business unit profit (loss) to evaluate the performance of our segments. Business unit profit (loss) and SG&A expenses as presented in the segment information table below do not include depreciation and amortization expenses.
	September Year to Date

			%		CC %
	2024	2023	Change		Change
Professional & Industrial
Revenue from services	$1,086.5	$1,171.4	(7.3)%		(7.2)%
Gross profit	192.7	209.8	(8.2)		(8.1)
SG&A expenses excluding restructuring charges	169.3	194.5	(12.9)		(12.9)
Restructuring charges	0.4	7.3	(95.2)		(95.2)
Total SG&A expenses	169.7	201.8	(15.9)		(15.8)
Asset impairment charge	—	0.3	(100.0)
Business unit profit (loss)	23.0	7.7	198.4
Business unit profit (loss) excluding restructuring charges	23.4	15.0	55.3

Gross profit rate	17.7%	17.9%	(0.2)	pts.

Science, Engineering & Technology
Revenue from services	$1,026.7	$903.5	13.6%		13.6%
Gross profit	240.8	207.4	16.1		16.0
SG&A expenses excluding restructuring charges	172.8	149.0	16.0		16.0
Restructuring charges	0.3	1.2	(71.6)		(71.6)
Total SG&A expenses	173.1	150.2	15.3		15.3
Asset impairment charge	—	0.1	(100.0)
Business unit profit (loss)	67.7	57.1	18.3
Business unit profit (loss) excluding restructuring charges	68.0	58.3	16.4

Gross profit rate	23.4%	23.0%	0.4	pts.

Education
Revenue from services	$683.1	$583.9	17.0%		17.0%
Gross profit	98.7	91.6	7.8		7.8
SG&A expenses excluding restructuring charges	71.2	68.4	4.0		4.0
Restructuring charges	—	1.0	(100.0)		(100.0)
Total SG&A expenses	71.2	69.4	2.6		2.6
Business unit profit (loss)	27.5	22.2	24.0
Business unit profit (loss) excluding restructuring charges	27.5	23.2	18.9

Gross profit rate	14.5%	15.7%	(1.2)	pts.

Outsourcing & Consulting
Revenue from services	$346.0	$342.4	1.1%		1.1%
Gross profit	108.9	124.4	(12.5)		(12.4)
SG&A expenses excluding restructuring charges	104.9	118.5	(11.4)		(11.6)
Restructuring charges	0.5	2.3	(78.9)		(78.9)
Total SG&A expenses	105.4	120.8	(12.7)		(12.9)
Asset impairment charge	—	2.0	(100.0)
Business unit profit (loss)	3.5	1.6	112.5
Business unit profit (loss) excluding restructuring charges	4.0	3.9	0.3

Gross profit rate	31.5%	36.3%	(4.8)	pts.

International
Revenue from services	$—	$604.7	(100.0)%		(100.0)%
Gross profit	—	90.0	(100.0)		(100.0)
Total SG&A expenses	—	89.3	(100.0)		(100.0)
Business unit profit (loss)	—	0.7	(100.0)

Gross profit rate	—%	14.9%	(14.9)	pts.

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In millions of dollars)

	September 29, 2024	December 31, 2023	October 1, 2023
Current Assets
Cash and equivalents	$32.8	$125.8	$117.2
Trade accounts receivable, less allowances of
$8.6, $10.9, and $11.1, respectively	1,248.6	1,160.6	1,388.2
Prepaid expenses and other current assets	76.1	48.9	86.1
Assets held for sale	—	291.3	—
Total current assets	1,357.5	1,626.6	1,591.5

Noncurrent Assets
Property and equipment, net	26.5	24.6	28.8
Operating lease right-of-use assets	55.2	47.1	59.9
Deferred taxes	308.4	321.1	315.3
Retirement plan assets	259.2	230.3	211.0
Goodwill	374.0	151.1	151.1
Intangibles, net	264.3	137.7	142.9
Other assets	43.8	43.1	49.5
Total noncurrent assets	1,331.4	955.0	958.5

Total Assets	$2,688.9	$2,581.6	$2,550.0

Current Liabilities
Short-term borrowings	$0.2	$—	$—
Accounts payable and accrued liabilities	604.7	646.1	647.5
Operating lease liabilities	11.9	8.4	13.2
Accrued payroll and related taxes	184.5	156.2	287.8
Accrued workers' compensation and other claims	18.1	22.1	22.8
Income and other taxes	21.6	17.2	54.0
Liabilities held for sale	—	169.9	—
Total current liabilities	841.0	1,019.9	1,025.3

Noncurrent Liabilities
Long-term debt	228.2	—	—
Operating lease liabilities	51.8	42.9	51.5
Accrued workers' compensation and other claims	33.7	40.9	40.5
Accrued retirement benefits	243.3	217.4	185.6
Other long-term liabilities	9.0	6.8	11.4
Total noncurrent liabilities	566.0	308.0	289.0

Stockholders' Equity
Common stock	38.5	38.5	38.5
Treasury stock	(52.0)	(57.3)	(57.4)
Paid-in capital	32.0	30.6	29.3
Earnings invested in the business	1,264.7	1,241.7	1,233.0
Accumulated other comprehensive income (loss)	(1.3)	0.2	(7.7)
Total stockholders' equity	1,281.9	1,253.7	1,235.7

Total Liabilities and Stockholders' Equity	$2,688.9	$2,581.6	$2,550.0

STATISTICS:
Working Capital	$516.5	$606.7	$566.2
Current Ratio	1.6	1.6	1.6
Debt-to-capital %	15.1%	0.0%	0.0%
Global Days Sales Outstanding	64	59	63
Year-to-Date Free Cash Flow	$2.8	$61.4	$21.0

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE 39 WEEKS ENDED SEPTEMBER 29, 2024 AND OCTOBER 1, 2023
(UNAUDITED)
(In millions of dollars)
	2024	2023
Cash flows from operating activities:
Net earnings	$31.2	$25.0
Adjustments to reconcile net earnings to net cash from operating activities:
Asset impairment charge	5.5	2.4
Gain on sale of EMEA staffing operations	(1.6)	—
Gain on sale of assets	(5.4)	—
Depreciation and amortization	28.7	25.6
Operating lease asset amortization	7.7	12.4
Provision for credit losses and sales allowances	0.6	1.4
Stock-based compensation	8.5	7.9
Gain on sale of equity securities	—	(2.0)
Gain on forward contract	(1.2)	—
Other, net	—	0.5
Changes in operating assets and liabilities, net of acquisition	(62.1)	(39.8)
Net cash from operating activities	11.9	33.4

Cash flows from investing activities:
Capital expenditures	(9.1)	(12.4)
Proceeds from sale of EMEA staffing operations, net of cash disposed	77.1	—
Proceeds from sale of assets	4.3	—
Acquisition of company, net of cash received	(427.4)	—
Payment for settlement of forward contract	(2.4)	—
Proceeds from company-owned life insurance	1.7	—
Proceeds from equity securities	—	2.0
Other investing activities	0.3	(0.4)
Net cash used in investing activities	(355.5)	(10.8)

Cash flows from financing activities:
Net change in short-term borrowings	0.6	(0.7)
Proceeds from long-term debt	849.0	—
Payments on long-term debt	(620.8)	—
Financing lease payments	—	(1.0)
Dividend payments	(8.2)	(8.3)
Payments of tax withholding for stock awards	(2.3)	(1.7)
Buyback of common shares	—	(42.2)
Contingent consideration payments	—	(2.5)
Other financing activities	(1.0)	(0.2)
Net cash from (used in) financing activities	217.3	(56.6)

Effect of exchange rates on cash, cash equivalents and restricted cash	(0.9)	(1.9)

Net change in cash, cash equivalents and restricted cash	(127.2)	(35.9)
Cash, cash equivalents and restricted cash at beginning of period	167.6	162.4

Cash, cash equivalents and restricted cash at end of period	$40.4	$126.5

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES BY GEOGRAPHY
(UNAUDITED)
(In millions of dollars)

	Third Quarter

			%	CC %
	2024	2023	Change	Change

Americas
United States	$923.6	$795.5	16.1%	16.1%
Canada	49.3	50.9	(3.1)	(1.5)
Puerto Rico	26.6	26.5	0.2	0.2
Mexico	12.7	18.4	(30.9)	(23.3)
Total Americas Region	1,012.2	891.3	13.6	13.8

Europe
Switzerland	0.8	57.0	(98.6)	(98.6)
France	0.1	47.0	(99.7)	(99.7)
Portugal	—	48.6	(100.0)	(100.0)
Italy	—	16.1	(100.0)	(100.0)
Other	9.2	47.1	(80.6)	(81.4)
Total Europe Region	10.1	215.8	(95.3)	(95.5)

Total Asia-Pacific Region	15.8	10.9	44.9	41.2

Total Kelly Services, Inc.	$1,038.1	$1,118.0	(7.1)%	(7.0)%

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES BY GEOGRAPHY
(UNAUDITED)
(In millions of dollars)

	September Year to Date

			%	CC %
	2024	2023	Change	Change

Americas
United States	$2,801.4	$2,647.1	5.8%	5.8%
Canada	141.1	142.2	(0.7)	0.4
Puerto Rico	79.7	81.1	(1.8)	(1.8)
Mexico	47.0	55.1	(14.7)	(15.9)
Total Americas Region	3,069.2	2,925.5	4.9	4.9

Europe
Switzerland	2.9	165.9	(98.3)	(98.3)
France	0.1	145.0	(99.9)	(99.9)
Portugal	—	142.3	(100.0)	(100.0)
Italy	—	49.5	(100.0)	(100.0)
Other	28.7	142.4	(79.9)	(80.2)
Total Europe Region	31.7	645.1	(95.1)	(95.2)

Total Asia-Pacific Region	39.8	32.9	21.0	22.4

Total Kelly Services, Inc.	$3,140.7	$3,603.5	(12.8)%	(12.8)%

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars)

	Third Quarter		September Year to Date
SG&A Expenses:	2024	2023	2024	2023
As reported	$219.0	$228.4	$601.0	$703.8
Transaction costs(4)	(3.1)	—	(10.3)	—
Restructuring(6)	0.2	(15.4)	(6.4)	(27.6)
Integration costs(7)	(6.1)	—	(6.1)	—
Adjusted SG&A expenses	$210.0	$213.0	$578.2	$676.2

	Third Quarter		September Year to Date
Earnings from Operations:	2024	2023	2024	2023
As reported	$2.6	$0.1	$41.6	$17.0
Gain on sale of EMEA staffing operations(1)	—	—	(1.6)	—
(Gain) loss on sale of assets(3)	0.1	—	(5.4)	—
Transaction costs(4)	3.1	—	10.3	—
Asset impairment charge(5)	—	—	5.5	2.4
Restructuring(6)	(0.2)	15.4	6.4	27.6
Integration costs(7)	6.1	—	6.1	—
Adjusted earnings from operations	$11.7	$15.5	$62.9	$47.0

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars except per share data)

	Third Quarter		September Year to Date
	2024	2023	2024	2023
Income tax expense	$(2.6)	$(4.9)	$2.5	$(5.0)
Taxes on gain on sale of EMEA staffing operations(1)	—	—	(1.2)	—
Taxes on gain on forward contract(2)	—	—	—	—
Taxes on (gain) loss on sale of assets(3)	—	—	(1.4)	—
Taxes on transaction costs(4)	0.8	—	3.1	—
Taxes on asset impairment charge(5)	—	—	1.4	0.6
Taxes on restructuring charges(6)	(0.1)	3.9	1.6	6.9
Taxes on integration costs(7)	1.6	—	1.6	—
Adjusted income tax expense	$(0.3)	$(1.0)	$7.6	$2.5

	Third Quarter		September Year to Date
	2024	2023	2024	2023
Net earnings	$0.8	$6.6	$31.2	$25.0
Gain on sale of EMEA staffing operations, net of taxes(1)	—	—	(0.4)	—
Gain on forward contract, net of taxes(2)	—	—	(1.2)	—
(Gain) loss on sale of assets, net of taxes(3)	0.1	—	(4.0)	—
Transaction costs, net of taxes(4)	2.4	—	15.1	—
Asset impairment charge, net of taxes(5)	—	—	4.1	1.8
Restructuring charges, net of taxes(6)	(0.1)	11.5	4.8	20.7
Integration costs, net of taxes(7)	4.5	—	4.5	—
Adjusted net earnings	$7.7	$18.1	$54.1	$47.5

	Third Quarter		September Year to Date
	2024	2023	2024	2023
	Per Share		Per Share
Net earnings	$0.02	$0.18	$0.85	$0.67
Gain on sale of EMEA staffing operations, net of taxes(1)	—	—	(0.01)	—
Gain on forward contract, net of taxes(2)	—	—	(0.03)	—
(Gain) loss on sale of assets, net of taxes(3)	—	—	(0.11)	—
Transaction costs, net of taxes(4)	0.06	—	0.41	—
Asset impairment charge, net of taxes(5)	—	—	0.11	0.05
Restructuring charges, net of taxes(6)	—	0.32	0.13	0.56
Integration costs, net of taxes(7)	0.12	—	0.12	—
Adjusted net earnings	$0.21	$0.50	$1.47	$1.28

Note: Earnings per share amounts for each quarter are required to be computed independently and may not equal the amounts computed for the total year.

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars)
Total Adjusted EBITDA:
	Third Quarter		September Year to Date
	2024	2023	2024	2023
Net earnings	$0.8	$6.6	$31.2	$25.0
Other (income) expense, net	4.3	(1.6)	1.1	(3.0)
Income tax expense (benefit)	(2.6)	(4.9)	2.5	(5.0)
Depreciation and amortization	14.5	10.0	37.2	29.7
Gain on sale of EMEA staffing operations(1)	—	—	(1.6)	—
Gain on forward contract(2)	—	—	(1.2)	—
(Gain) loss on sale of assets(3)	0.1	—	(5.4)	—
Transaction costs(4)	3.2	—	18.2	—
Asset impairment charge(5)	—	—	5.5	2.4
Restructuring(6)	(0.2)	15.4	6.4	27.6
Integration costs(7)	6.1	—	6.1	—
Other, net	—	—	—	0.2
Adjusted EBITDA	$26.2	$25.5	$100.0	$76.9
Adjusted EBITDA margin	2.5%	2.3%	3.2%	2.1%

Business Unit Adjusted EBITDA:

	Third Quarter 2024
	Professional & Industrial	Science, Engineering & Technology	Education	Outsourcing & Consulting	International
Business unit profit (loss)	$10.2	$25.0	$(3.3)	$2.3	$—
Restructuring(6)	—	—	—	(0.1)	—
Adjusted EBITDA	$10.2	$25.0	$(3.3)	$2.2	$—
Adjusted EBITDA margin	2.7%	6.2%	(2.3)%	1.9%	—%

	Third Quarter 2023
	Professional & Industrial	Science, Engineering & Technology	Education	Outsourcing & Consulting	International
Business unit profit (loss)	$5.7	$20.7	$(2.5)	$1.5	$1.4
Restructuring(6)	4.0	0.7	0.6	1.8	—
Adjusted EBITDA	$9.7	$21.4	$(1.9)	$3.3	$1.4
Adjusted EBITDA margin	2.6%	7.3%	(1.5)%	2.9%	0.7%

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars)
Business Unit Adjusted EBITDA (continued):
	September Year to Date 2024
	Professional & Industrial	Science, Engineering & Technology	Education	Outsourcing & Consulting	International
Business unit profit (loss)	$23.0	$67.7	$27.5	$3.5	$—
Restructuring(6)	0.4	0.3	—	0.5	—
Adjusted EBITDA	$23.4	$68.0	$27.5	$4.0	$—
Adjusted EBITDA margin	2.1%	6.6%	4.0%	1.1%	—%

	September Year to Date 2023
	Professional & Industrial	Science, Engineering & Technology	Education	Outsourcing & Consulting	International
Business unit profit (loss)	$7.7	$57.1	$22.2	$1.6	$0.7
Asset impairment charge(5)	0.3	0.1	—	2.0	—
Restructuring(6)	7.3	1.2	1.0	2.3	0.6
Adjusted EBITDA	$15.3	$58.4	$23.2	$5.9	$1.3
Adjusted EBITDA margin	1.3%	6.5%	4.0%	1.7%	0.2%

Free Cash Flow:

	September Year to Date
	2024	2023
Net cash from operating activities	$11.9	$33.4
Capital expenditures	(9.1)	(12.4)
Free Cash Flow	$2.8	$21.0

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)

Management believes that the non-GAAP (Generally Accepted Accounting Principles) information excluding the 2024 gain on the sale of our EMEA staffing operations, the 2024 gain on sale of assets, the 2024 gain on forward contract, the 2024 transaction costs, the 2024 asset impairment charge, the 2024 restructuring charges, the 2024 integration costs, the 2023 asset impairment charge, and the 2023 restructuring charges are useful to understand the Company's fiscal 2024 financial performance and increases comparability. Specifically, Management believes that removing the impact of these items allows for a meaningful comparison of current period operating performance with the operating results of prior periods. Management also believes that such measures are used by those analyzing performance of companies in the staffing industry to compare current performance to prior periods and to assess future performance.

Management uses Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA Margin (percent of total GAAP revenue) which Management believes is useful to compare operating performance compared to prior periods and uses it in conjunction with GAAP measures to assess performance. Our calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be used in conjunction with GAAP measurements. Management also uses year-to-date free cash flow (operating cash flows less capital expenditures) to indicate the change in cash balances arising from operating activities, net of working capital needs and expenditures on fixed assets.

These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

(1) Gain on sale of EMEA staffing operations represents the gain as of September year-to-date 2024 as a result of the sale in January 2024.

(2) Gain on forward contract represents the gain recognized in the first quarter of 2024 for the settlement of the foreign currency forward contract in January 2024 that was entered into in 2023 relating to the sale of the EMEA staffing operations.

(3) Gain on sale of assets represents the sale of Ayers Group in the second quarter of 2024.

(4) Transaction costs in the third quarter of 2024 includes employee termination costs and transition costs directly related to the sale of the EMEA staffing operations and the acquisition of MRP. Employee termination costs and transition costs related to the sale of the EMEA staffing operations were $1.8 million in the third quarter of 2024 and $8.9 million for September year-to-date 2024. Transaction costs related to the acquisition of MRP were $1.4 million in the third quarter of 2024 and $9.3 million for September year-to-date 2024.

(5) Asset impairment charge in the second quarter of 2024 for certain right-of-use assets related to our leased headquarters facility reflects adjustments to how we are utilizing the building as part of our ongoing transformation efforts. Asset impairment charge in the second quarter of 2023 represents the impairment of right-of-use assets related to an unoccupied existing office space lease.

(6) Restructuring charges in the first six months of 2024 represent a continuation of the comprehensive transformation initiative that started in the second quarter of 2023 that will further streamline the Company's operating model to enhance organizational efficiency and effectiveness. There was a $0.2 million adjustment to the restructuring charges in the third quarter of 2024 and the September year-to-date 2024 restructuring charges include $3.3 million of severance and $3.1 million of costs to execute the transformation. Restructuring charges in the second and third quarters of 2023 related to a comprehensive transformation initiative that included actions to further streamline the Company's operating model to enhance organizational efficiency and effectiveness. These restructuring charges included $10.4 million of severance, $4.5 million of costs to execute the transformation, and $0.5 million of lease transformation expenses in the third quarter of 2023 and $4.5 million of costs to execute the transformation and $1.1 million of severance in the second quarter of 2023. Restructuring charges in the first quarter of 2023 represent severance costs and lease and other terminations as a result of management undertaking actions to further our cost management efforts in response to the current demand levels and reflects a repositioning of our P&I staffing business to better capitalize on opportunities in local markets.

(7) Integration costs in the third quarter of 2024 reflect various initiatives aimed at both integrating the MRP acquisition and further aligning processes and technology across the Company.